RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in Amendment 1 of the Registration Statement of Fidelity Aviation Corporation on Form SB-2, of my report dated June 8, 2007 on the financial statements of Fidelity Aviation Corporation for the years ended December 31, 2005 and 2006.

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
December 7, 2007